Exhibit 99.5

Dear Valued Customer: As a depositor and/or certain borrower of Gouverneur Savings and Loan Association, you are a member of Cambray Mutual Holding Company. I am pleased to tell you about an investment opportunity and, just as importantly, to request your vote. Pursuant to a plan of conversion and reorganization (the “plan of conversion”), Gouverneur Bancorp, Inc. is offering shares of common stock for sale in connection with the conversion of Cambray Mutual Holding Company from the mutual holding company to the stock holding company form of organization. Enclosed you will find a Prospectus, a Stock Order Form, a Proxy Statement, a Proxy Card, and a Questions and Answers Brochure describing the proxy vote, the stock offering and the plan of conversion. THE PROXY VOTE: Your vote is extremely important for us to complete the conversion and stock offering. In addition to receiving all required regulatory approvals to undertake the conversion and stock offering, we must receive the approval of the members (i.e. depositors and certain borrowers of Gouverneur Savings and Loan Association) of Cambray Mutual Holding Company. NOT VOTING YOUR ENCLOSED PROXY CARD WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF CONVERSION. Note that you may receive more than one Proxy Card, depending on the ownership structure of your eligible accounts at Gouverneur Savings and Loan Association. Please open all packages that you receive and vote all the Proxy Cards that were sent to you — none are duplicates! To cast your vote, please sign and date each Proxy Card and return the card(s) in the Proxy Reply Envelope provided. Alternatively, you may vote by telephone or the Internet by following the instructions on the Proxy Card. Our board of directors urges you to vote “FOR” the plan of conversion. Please note: • The proceeds resulting from the sale of stock will support our business strategy. • There will be no change to account numbers, interest rates or other terms of your accounts at Gouverneur Savings and Loan Association. Deposit accounts will not be converted to stock. Your deposit accounts will continue to be insured by the Federal Deposit Insurance Corporation, up to the maximum legal limits, without interruption. • You will continue to enjoy the same services with the same Board of Directors, management and staff. • Voting does not obligate you to purchase shares of common stock in our stock offering. THE STOCK OFFERING: As a Cambray Mutual Holding Company eligible member, you have non-transferable rights, but no obligation, to subscribe for shares of common stock in our Subscription Offering before any shares are offered for sale to the general public. The common stock is being offered at $10.00 per share, and there will be no sales commission charged to purchasers in the stock offering. The enclosed Prospectus describes the stock offering in more detail. Read the Prospectus carefully before making an investment decision. If you are interested in purchasing shares of common stock, please complete the enclosed Stock Order Form and return it, with full payment, by paying for overnight delivery to the address listed on the Stock Order Form, by mail using the Stock Order Reply Envelope provided, or by hand-delivery to Gouverneur Savings and Loan Association’s main office, located at 42 Church Street, Gouverneur, New York. Original Stock Order Forms and full payment must be received (not postmarked) before 2:00 p.m., Eastern time, on September 20, 2023. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time. I invite you to consider this opportunity to share in our future as a Gouverneur Bancorp, Inc. stockholder. Thank you for your continued support as a Gouverneur Savings and Loan Association customer. Sincerely, Charles C. Van Vleet, Jr. President and Chief Executive Officer This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Questions? Call our Stock Information Center, toll-free, at 1-(877) 643-8198, between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday, except on bank holidays. M Exhibit 99.5

{holding company logo to come} Dear Potential Investor: I am pleased to tell you about an investment opportunity. Gouverneur Bancorp, Inc., a newly formed Maryland corporation and the proposed holding company of Gouverneur Savings and Loan Association, is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged for purchasing shares in the stock offering. The stock offering is being conducted pursuant to a plan of conversion and reorganization (the “plan of conversion”) that provides for the conversion of Cambray Mutual Holding Company from the mutual holding company to the stock holding company form of organization. Read the enclosed Prospectus carefully before making an investment decision. If you are interested in purchasing shares of common stock, please complete the enclosed Stock Order Form and return it, with full payment, by paying for overnight delivery to the address listed on the Stock Order Form, by mail using the Stock Order Reply Envelope provided, or by hand-delivery to Gouverneur Savings and Loan Association’s main office, located at 42 Church Street, Gouverneur, New York. Original Stock Order Forms and full payment must be received (not postmarked) before 2:00 p.m., Eastern time, on September 20, 2023. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time. If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure or call our Stock Information Center at the number shown below. I invite you to consider this opportunity to share in our future as a Gouverneur Bancorp, Inc. stockholder. Sincerely, Charles C. Van Vleet, Jr. President and Chief Executive Officer This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Questions? Call our Stock Information Center, toll-free, at 1-(877) 643-8198, between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday, except on bank holidays. C

{holding company logo to come} Dear Friend: I am pleased to tell you about an investment opportunity. Pursuant to a plan of conversion and reorganization (the “plan of conversion”), Gouverneur Bancorp, Inc., a newly formed Maryland corporation and the proposed holding company of Gouverneur Savings and Loan Association, is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged for purchasing shares in the stock offering. Our records indicate that you were a depositor of Gouverneur Savings and Loan Association (or a depositor of the former Citizens Bank of Cape Vincent) at the close of business on either September 30, 2021 or June 30, 2023, whose account(s) was/were closed thereafter. As such, you have non-transferable rights, but no obligation, to subscribe for shares of common stock during our Subscription Offering before any shares are offered for sale to the general public. The enclosed Prospectus describes the offering in more detail. Read the Prospectus carefully before making an investment decision. If you are interested in purchasing shares of common stock, please complete the enclosed Stock Order Form and return it, with full payment, by paying for overnight delivery to the address listed on the Stock Order Form, by mail using the Stock Order Reply Envelope provided, or by hand-delivery to Gouverneur Savings and Loan Association’s main office, located at 42 Church Street, Gouverneur, New York. Original Stock Order Forms and full payment must be received (not postmarked) before 2:00 p.m., Eastern time, on September 20, 2023. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time. If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below. I invite you to consider this opportunity to share in our future as a Gouverneur Bancorp, Inc. stockholder. Sincerely, Charles C. Van Vleet, Jr. President and Chief Executive Officer This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Questions? Call our Stock Information Center, toll-free, at 1-(877) 643-8198, between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday, except on bank holidays. F

Dear Valued Customer: As a depositor and/or certain borrower of Gouverneur Savings and Loan Association, you are a member of Cambray Mutual Holding Company. I am pleased to tell you that pursuant to a plan of conversion and reorganization (the “plan of conversion”), Cambray Mutual Holding Company will convert from the mutual holding company to the stock holding company form of organization. To accomplish the conversion and stock offering, Gouverneur Bancorp, Inc., newly formed to own Gouverneur Savings and Loan Association, is conducting an offering of shares of its common stock. THE PROXY VOTE: Your vote is extremely important for us to complete the conversion and stock offering. In addition to receiving all regulatory approvals to undertake the conversion and stock offering, we must receive the approval of the members of Cambray Mutual Holding Company. NOT VOTING YOUR ENCLOSED PROXY CARD(S) WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF CONVERSION. Note that you may receive more than one Proxy Card, depending on the ownership structure of your eligible accounts at Gouverneur Savings and Loan Association. Please vote all the Proxy Cards you receive — none are duplicates! To cast your vote, please sign and date each Proxy Card and return the card(s) in the Proxy Reply Envelope provided. Alternatively, you may vote by telephone or Internet by following the instructions on the Proxy Card. Our board of directors urges you to vote “FOR” the plan of conversion. THE STOCK OFFERING: Although you may vote on the plan of conversion, we regret that Gouverneur Bancorp, Inc. is unable to offer its shares of common stock to you because of the small number of customers in your jurisdiction makes registration or qualification of the common stock under your state securities laws prohibitively expensive or otherwise impractical. Thank you for your continued support as a Gouverneur Savings and Loan Association customer. Sincerely, Charles C. Van Vleet, Jr. President and Chief Executive Officer This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Questions? Call our Stock Information Center, toll-free, at 1-(877) 643-8198, between 10:00 a.m. to 4:00 p.m., Eastern time, Monday through Friday, except on bank holidays. B

Dear Prospective Investor: Keefe, Bruyette & Woods, A Stifel Company, has been retained by Gouverneur Bancorp, Inc. as its marketing agent in connection with the stock offering by Gouverneur Bancorp, Inc. At the request of Gouverneur Bancorp, Inc., we are enclosing a Prospectus and Stock Order Form regarding the offering of shares of Gouverneur Bancorp, Inc. common stock. We encourage you to read the enclosed Prospectus carefully before making an investment decision. If you have questions after reading the enclosed material, please call the Stock Information Center at 1-(877) 643-8198, between 10 a.m. and 4:00 p.m., Eastern time, Monday through Friday, except bank holidays. We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. This is not a recommendation or solicitation for action by you with regard to the enclosed material. Sincerely, This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. D

PROXY CARD 1. The approval of a plan of conversion and reorganization (the “plan of conversion”) whereby Cambray Mutual Holding Company will convert from the mutual holding company to the stock holding company form of organization, as described in more detail in the proxy statement; and such other business as may properly come before the Meeting. Management is not aware of any other business to be considered. This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted “FOR” the proposal, only if signed and dated. If any other business is presented at the Special Meeting of Members, including whether or not to adjourn the Special Meeting of Members, this proxy will be voted by the proxies in their best judgment. This proxy also confers discretionary authority on the board of directors to vote with respect to any other business that may come before the Special Meeting of Members or any adjournment of the Special Meeting of Members. The undersigned acknowledges receipt from Gouverneur Savings and Loan Association, before the execution of this proxy, of both Notice of the Special Meeting of Members and a Proxy Statement for the Special Meeting of Members. x__________________________________________________________________Date:_____________, 2023 Signature (required) NOTE: Only one signature is required in the case of a joint account. Please sign your name exactly as it appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, etc., please add your full title to your signature. Corporations or partnership Proxy Cards should be signed by an authorized officer. YOUR PROMPT VOTE IS IMPORTANT! NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF CONVERSION. Internet and telephone voting are quick and simple ways to vote, available through 11:59 P.M., Eastern time, on September 28, 2023 FOLD AND DETACH THE PROXY VOTING CARD HERE Please vote by marking one of the boxes as shown. FOR AGAINST CONTROL NUMBER 4 If you vote by Internet or by phone, you do NOT need to return your Proxy Card by mail. PLEASE VOTE ALL PROXY CARDS RECEIVED. NONE ARE DUPLICATES. MYPROXYVOTECOUNTS.COM Use the Internet to vote your proxy. Have your Proxy Card in hand when you access the website via the URL on a computer or the QR code on a mobile device. You will be prompted to enter online your 12 digit control number, located in the shaded box above. Each Proxy Card has a unique control number. VOTE BY INTERNET (available 24 hours a day) 1-(844) 258-8899 Use any phone to vote your proxy. Have your Proxy Card in hand when you call. You will be prompted to enter your 12 digit control number, located in the shaded box above. Each Proxy Card has a unique control number. VOTE BY TELEPHONE (available 24 hours a day) Mark, sign and date your Proxy Card and return it in the postage paid Proxy Reply Envelope provided. VOTE BY MAIL OR OR

REVOCABLE PROXY CAMBRAY MUTUAL HOLDING COMPANY SPECIAL MEETING OF MEMBERS SEPTEMBER 29, 2023 The undersigned member of Cambray Mutual Holding Company hereby appoints the full board of directors, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote such votes as the undersigned may be entitled to vote at the Special Meeting of Members to be held at the main office of Gouverneur Savings and Loan Association located at 42 Church Street, Gouverneur, New York at 2:00 p.m., Eastern time, on September 29, 2023, and at any and all adjournments thereof. They are entitled to cast all votes to which the undersigned is entitled as indicated on the reverse side. The board of directors urges you to vote “FOR” the plan of conversion. THIS PROXY, WHEN PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY, IF SIGNED, WILL BE VOTED FOR THE PROPOSAL STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING OF MEMBERS, THIS PROXY WILL BE VOTED BY THE ABOVE NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING OF MEMBERS. PLEASE PROMPTLY COMPLETE, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED PROXY REPLY ENVELOPE. ALTERNATIVELY, YOU MAY VOTE BY INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE. Any member giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of Cambray Mutual Holding Company either a written revocation of the proxy, or a duly executed proxy bearing a later date, or by voting in person at the Special Meeting of Members. (CONTINUED ON REVERSE SIDE) THE BOARD OF DIRECTORS URGES YOU TO VOTE “FOR” THE PLAN OF CONVERSION. NOT VOTING IS THE EQUIVALENT OF VOTING “AGAINST” THE PLAN OF CONVERSION. PLEASE VOTE ALL CARDS THAT YOU RECEIVE. NONE ARE DUPLICATES. VOTING DOES NOT REQUIRE YOU TO PURCHASE SHARES OF GOUVERNEUR BANCORP, INC. COMMON STOCK IN THE STOCK OFFERING. FOLD AND DETACH THE PROXY VOTING CARD HERE

IMPORTANT NOTICE IF YOU HAVE MORE THAN ONE ELIGIBLE VOTING ACCOUNT, YOU MAY RECEIVE MULTIPLE PACKAGES. PLEASE OPEN EACH PACKAGE AND VOTE ALL THE PROXY CARDS THAT WERE SENT TO YOU. THEY ARE NOT DUPLICATES! THANK YOU! PF Questions? Call our Information Center, toll-free, at 1-(877) 643-8198, between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday, except bank holidays. This flyer is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions and Answers About Our Conversion and Stock Offering [HC Logo To Come]

GENERAL — THE CONVERSION AND STOCK OFFERING Our board of directors has determined that the conversion and stock offering is in the best interests of our organization, our customers and the communities we serve. Q. What is the conversion and stock offering? A. Under our plan of conversion and reorganization (the “plan of conversion”), our organization will convert from the mutual holding company to the stock holding company form of organization. Gouverneur Bancorp, Inc. will offer shares of its common stock for sale to our eligible depositors, certain borrowers and, if necessary, members of the general public. Upon completion of the conversion and stock offering, Cambray Mutual Holding Company and Gouverneur Bancorp will cease to exist and Gouverneur Bancorp, Inc. will become the holding company of Gouverneur Savings and Loan Association. Q. What are the reasons for the conversion and stock offering? A. Our primary reasons for converting to the fully public stock form of ownership and undertaking the stock offering are to: (i) support our planned growth and strengthen our regulatory capital position with the additional capital we will raise in the stock offering; (ii) transition our organization to a stock holding company structure, which gives us greater flexibility to access the capital markets compared to our existing mutual holding company structure; and (iii) improve the liquidity of our shares of common stock. Q. Is Gouverneur Savings and Loan Association considered “well-capitalized” for regulatory purposes? A. Yes. As of June 30, 2023, Gouverneur Savings and Loan Association was considered “well capitalized” for regulatory purposes. Q. Will customers notice any change in Gouverneur Savings and Loan Association’s day- to-day activities as a result of the conversion and offering? A. No. It will be business as usual. The conversion is an internal change in our corporate structure. There will be no change to our board of directors, management, and staff as a result of the conversion and stock offering. Gouverneur Savings and Loan Association will continue to operate as an independent bank. Q. Will the conversion and stock offering affect customers’ deposit accounts or loans? A. No. The conversion and stock offering will not affect the balance or terms of deposits or loans, and deposits will continue to be federally insured by the Federal Deposit Insurance Corporation up to the maximum legal limits, without interruption. Deposit accounts will not be converted to stock. Depositors and borrowers will no longer have voting rights in Cambray Mutual Holding Company as to matters currently requiring such vote. Cambray Mutual Holding Company will cease to exist after the conversion and stock offering. Only stockholders of Gouverneur Bancorp, Inc. will have voting rights after the conversion and stock offering. THE PROXY VOTE Although we have received conditional regulatory approval, the plan of conversion is also subject to approval by Gouverneur Bancorp’s stockholders and the members (i.e. depositors and certain borrowers of Gouverneur Savings and Loan Association) of Cambray Mutual Holding Company. Q. Why should I vote “For” the plan of conversion? A. Your vote “For” the plan of conversion is extremely important to us. Each eligible Cambray Mutual Holding Company member at the close of business on July 31, 2023 should have received a package containing a Proxy Card. These packages also include a Proxy Statement describing the plan of conversion which cannot be implemented without stockholder and member approval. If you have more than one eligible account, you may receive multiple packages. Please open each package and vote all the proxy cards that were sent to you. Our board of directors believes that converting to a fully public ownership structure will best support our future growth. Voting does not obligate you to purchase shares of common stock in the stock offering. Q. What happens if I don’t vote? A. Your vote is very important. Proxy Cards not voted will have the same effect as voting “Against” the plan of conversion. Without sufficient favorable votes, we cannot complete the plan of conversion and stock offering. Q. How do I vote? A. You may vote by Internet or telephone by following the instructions on the proxy card. Internet and telephone voting is available 24 hours a day, and your vote will be recorded immediately. Alternatively, you may mark your vote, sign, date and mail the proxy card(s) in the Proxy Reply Envelope provided. Regardless of how you choose to cast your vote, please vote today. Not voting has the same effect as voting “Against” the plan of conversion. Q. How many votes are available to me? A. Depositors of Gouverneur Savings and Loan Association (as well as each depositor of the former Citizens Bank of Cape Vincent) at the close of business on July 31, 2023 and who continue to be depositors at the date of the Special Meeting of Members are entitled to one vote for each $100 or fraction thereof on deposit. Also, each borrower of Gouverneur Savings and Loan Association as of March 23, 1999 whose borrowings remained outstanding at the close of business on July 31, 2023 and who continue to have this loan outstanding at the date of the Special Meeting of Members, is entitled to one vote, in addition to votes he or she is entitled to as a depositor. However, no customer may cast more than 1,000 votes. Proxy Cards are not imprinted with your number of votes; however, votes will be automatically tallied by computer. Q. Why did I receive more than one Proxy Card? A. If you had more than one deposit and/or applicable loan account at Gouverneur Savings and Loan Association at the close of business on July 31, 2023, you may have received more than one Proxy Card, depending on the ownership structure of your account(s). Open all packages that you receive. There are no duplicate cards — please promptly vote all the Proxy Cards sent to you. Q. More than one name appears on my Proxy Card. Who must sign? A. The name(s) reflect the title of your account. Proxy Cards for joint accounts require the signature of only one of the account holders. Proxy Cards for trust or custodian accounts must be signed by the trustee or the custodian, not the named beneficiary. This brochure answers questions about the conversion and stock offering. Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the ‘‘Risk Factors’’ section. Gouverneur Bancorp, Inc. is offering shares of its common stock for sale on a best efforts basis in connection with the conversion of Cambray Mutual Holding Company from the mutual holding company to the stock holding company form of organization.

THE STOCK OFFERING AND PURCHASING SHARES Q. How many shares are being offered for sale and at what price? A. Gouverneur Bancorp, Inc. is offering for sale between 722,500 and 977,500 shares of common stock at $10.00 per share. No sales commission will be charged for purchasing shares in the stock offering. Q. Who is eligible to purchase stock in the stock offering? A. Pursuant to our plan of conversion, non-transferable rights to subscribe for shares of Gouverneur Bancorp, Inc. common stock in the Subscription Offering have been granted in the following descending order of priority to: Priority #1 — Depositors of Gouverneur Savings and Loan Association (as well as each depositor of the former Citizens Bank of Cape Vincent) with aggregate balances of at least $50 at the close of business on September 30, 2021; Priority #2 — Our tax-qualified employee benefit plans; Priority #3 — Depositors of Gouverneur Savings and Loan Association with aggregate balances of at least $50 at the close of business on June 30, 2023; and Priority #4 — Depositors of Gouverneur Savings and Loan Association at the close of business on July 31, 2023, and to borrowers of Gouverneur Savings and Loan Association as of March 23, 1999, whose borrowings remained outstanding at the close of business on July 31, 2023. Shares not subscribed for in the Subscription Offering may be offered for sale to the public in a Community Offering, with a preference given first to natural persons (including trusts of natural persons) residing in the New York counties of Jefferson, Lewis and St. Lawrence and then to Gouverneur Bancorp’s public stockholders at the close of business on July 31, 2023. Shares not sold in the Subscription and Community Offerings may be offered for sale to the general public in a Syndicated Community Offering. Q. I am eligible to subscribe for shares of common stock in the Subscription Offering but am not interested in investing. May I allow someone else to use my Stock Order Form to take advantage of my priority as an eligible account holder? A. No. Subscription rights are non-transferable! Only those eligible to subscribe in the Subscription Offering, as listed above, may purchase shares in the Subscription Offering. To preserve subscription rights, the shares may only be registered in the name(s) of eligible account holder(s). On occasion, unscrupulous people attempt to persuade account holders to transfer subscription rights, or to purchase shares in the stock offering based on an understanding that the shares will be subsequently transferred to others. Participation in such schemes is against the law and may subject involved parties to prosecution. If you become aware of any such activities, please notify our Stock Information Center promptly so that we can take the necessary steps to protect our eligible account holders’ subscription rights in the stock offering. Q. How may I order shares in the Subscription Offering and any Community Offering? A. Shares can be ordered by completing an original Stock Order Form and returning it, with full payment, so that it is received (not postmarked) before the offering deadline. You may submit your Stock Order Form by paying for overnight delivery to the address listed on the Stock Order Form, by mail using the Stock Order Reply Envelope provided, or by hand-delivery to Gouverneur Savings and Loan Association’s main office, located at 42 Church Street, Gouverneur, New York. Hand-delivered stock order forms will be accepted only at this location. We will not accept stock order forms at any other office. Please do not mail Stock Order Forms to Gouverneur Savings and Loan Association’s offices. Q. What is the deadline for ordering shares? A. To order shares in the Subscription Offering and any Community Offering, you must deliver a properly completed, signed original Stock Order Form, with full payment, so that it is received (not postmarked) before 2:00 p.m., Eastern time, on September 20, 2023. Acceptable methods for delivery of Stock Order Forms are described above. Q. How may I pay for the shares? A. Payment for shares can be remitted in two ways: (1) By personal check, bank check or money order, made payable directly to Gouverneur Bancorp, Inc. These will be deposited upon receipt. We cannot accept wires or third party checks. Gouverneur Savings and Loan Association line of credit checks may not be remitted for payment. Please do not mail cash! (2) By authorized withdrawal of funds from your Gouverneur Savings and Loan Association deposit account(s). The Stock Order Form section titled “Method of Payment — Deposit Account Withdrawal” allows you to list the account number(s) and amount(s) to be withdrawn. Funds designated for direct withdrawal must be in the account(s) at the time the Stock Order Form is received. You may not authorize direct withdrawal from accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Also, IRA or other retirement accounts held at Gouverneur Savings and Loan Association may not be listed for direct withdrawal. See information on retirement accounts below. Q. Will I earn interest on my funds? A. Yes. If you pay by personal check, bank check or money order, you will earn interest at ____% per annum, from the date payment is processed until the completion of the conversion and stock offering. At that time, you will be issued a check for interest earned on these funds. If you pay for shares by authorizing a direct withdrawal from your Gouverneur Savings and Loan Association deposit account(s), your funds will continue to earn interest within the account, at the contractual rate. The interest will remain in your account(s) when the designated withdrawal is made, upon completion of the conversion and stock offering. Q. Are there limits to how many shares I can order? A. Yes. The minimum order is 25 shares ($250). The maximum number of shares that may be purchased by an individual or individuals acting through a single qualifying account held jointly is 5.0% of the shares of common stock sold in the offering (36,125 and 48,875 shares at the minimum and maximum of the offering range, respectively). Additionally, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than 5.0% of the shares of common stock sold in all categories of the offerings combined. More detail on purchase limits, including the definition of “associate” and “acting in concert,” can be found in the Prospectus section entitled “The Conversion and Stock Offering — Additional Limitations on Common Stock Purchases.”

Q. May I use my Gouverneur Savings and Loan Association individual retirement account (“IRA”) to purchase shares? A. It’s possible to use funds currently held in retirement accounts with Gouverneur Savings and Loan Association. However, before you place your stock order, the funds you wish to use must be transferred to a self-directed retirement account maintained by an independent trustee or custodian, such as a brokerage firm. If you are interested in using IRA or any other retirement funds held at Gouverneur Savings and Loan Association or elsewhere, please call our Stock Information Center for guidance as soon as possible, but in no event later than two weeks before the September 20, 2023 offering deadline. Your ability to use such funds for this purchase may depend on time constraints, because this type of purchase requires additional processing time, and may be subject to limitations imposed by the institution where the funds are held. Q. May I get a loan from Gouverneur Savings and Loan Association to pay for shares? A. No. Gouverneur Savings and Loan Association, by regulation, cannot extend a loan for the purchase of Gouverneur Bancorp, Inc. common stock in the stock offering. Similarly, you may not use existing Gouverneur Savings and Loan Association line of credit checks to purchase stock in the stock offering. Q. May I change my mind and cancel my order after I place an order to subscribe for stock? A. No. After receipt, your executed Stock Order Form cannot be modified or revoked without our consent, unless the stock offering is terminated or is extended beyond ________, 2023, or the number of shares of common stock to be sold is increased to more than 977,500 shares or decreased to less than 722,500 shares. Q. Are directors and executive officers of Gouverneur Savings and Loan Association planning to subscribe for stock? A. Yes! Directors and executive officers, together with their associates, are expected to subscribe for an aggregate of 17,300 shares ($173,000) representing approximately 2.4% of the shares to be sold at the minimum of the offering range. Q. Will the stock be insured? A. No. Like any common stock, Gouverneur Bancorp, Inc. common stock will not be insured. Q. Will dividends be paid on the stock? A. Following completion of the conversion and stock offering, our board of directors will have the authority to declare dividends on our shares of common stock. However, no decision has been made with respect to the amount, if any, and timing of any dividend payments. In determining whether to declare or pay any dividends, the board of directors will take into account our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. We cannot assure you that we will pay dividends in the future, or that any such dividends will not be reduced or eliminated in the future. Q. How will Gouverneur Bancorp, Inc. shares be traded? A. The existing shares of common stock of Gouverneur Bancorp are currently quoted on the OTC Pink Marketplace under the symbol “GOVB”. Upon consummation of the conversion and stock offering, the shares of common stock of Gouverneur Bancorp, Inc. are expected to be quoted on the OTCQB Marketplace under the symbol “GOVB.” Once the shares of Gouverneur Bancorp, Inc. have begun trading, you may contact a brokerage or other firm offering investment services in order to buy or sell Gouverneur Bancorp, Inc. shares in the future. Q. If I order shares in the Subscription Offering and any Community Offering, when will I receive my shares? A. All shares of Gouverneur Bancorp, Inc. common stock sold in the Subscription and Community Offering will be issued in book-entry form on the books of our transfer agent, through the Direct Registration System. Paper stock certificates will not be issued. As soon as practicable after completion of the conversion and stock offering, our transfer agent will send, by first class mail, a statement reflecting your stock ownership. THE SHARE EXCHANGE Q. What is the share exchange? A. The outstanding shares of Gouverneur Bancorp common stock held by public stockholders of Gouverneur Bancorp on the completion date of the conversion and stock offering will be exchanged for newly issued shares of Gouverneur Bancorp, Inc. common stock. The number of shares of Gouverneur Bancorp, Inc. common stock to be received by the public stockholders of Gouverneur Bancorp will depend on the number of shares sold in the stock offering. Although the shares of Gouverneur Bancorp, Inc. common stock will have begun trading, brokerage firms may require that you have received your stock ownership statement before selling your shares. Your ability to sell shares of common stock before you receive this statement will depend on arrangements you may make with a brokerage firm. WHERE TO GET MORE INFORMATION Q. How can I get more information? A. For more information, refer to the enclosed Prospectus or call our Stock Information Center, at 1-(877) 643-8198, between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday. The Stock Information Center will be closed on bank holidays. This brochure is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. The shares of common stock being offered by the Prospectus are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

PG1 YOUR VOTE IS IMPORTANT! PLEASE VOTE THE ENCLOSED PROXY CARD! If you have not yet voted the Proxy Card(s) we recently mailed to you in a large white package, please vote the enclosed replacement Proxy Card. You may vote by mail using the enclosed envelope follow the telephone or Internet voting instructions on the Proxy Card. PLEASE JOIN YOUR BOARD OF DIRECTORS IN VOTING “FOR” THE PLAN OF CONVERSION AND REORGANIZATION (THE “PLAN OF CONVERSION”). Not voting has the same effect as voting “Against” the plan of conversion. Voting does not obligate you to purchase common stock in the stock offering. The conversion will change our form of corporate structure, but will not result in changes to bank staff, management, or your deposit accounts of loans at Gouverneur Savings and Loan Association. Deposit accounts will not be converted to common stock. Deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits, without interruption. IF YOU RECEIVE MORE THAN ONE OF THESE REMINDER MAILINGS, PLEASE VOTE EACH PROXY CARD RECEIVED. THEY ARE NOT DUPLICATES! QUESTIONS? Please call our Information Center at 1-(877) 643-8198, between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday, except on bank holidays.

PG2 HAVE YOU VOTED YET? PLEASE VOTE THE ENCLOSED PROXY CARD! Our records indicate that you have not voted the Proxy Card(s) we mailed to you. If you are unsure whether you voted, please vote the enclosed replacement Proxy Card. Your vote will not be counted twice. Not voting has the same effect as voting “Against” the plan of conversion and reorganization (the “plan of conversion”). YOUR BOARD OF DIRECTORS URGES YOU TO VOTE “FOR” THE PLAN OF CONVERSION. Voting does not obligate you to purchase shares of common stock during the stock offering, nor does it affect your Gouverneur Savings and Loan Association deposit accounts or loans. IF YOU RECEIVE MORE THAN ONE OF THESE REMINDER MAILINGS, PLEASE VOTE EACH PROXY CARD RECEIVED. THEY ARE NOT DUPLICATES! QUESTIONS? Please call our Information Center, toll-free, at 1-(877) 643-8198, between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday, except on bank holidays.

PG3 YOUR VOTE IS IMPORTANT! Not voting has the same effect as voting “Against” the plan of conversion and reorganization (the “plan of conversion”). IN ORDER TO IMPLEMENT THE PLAN OF CONVERSION, WE MUST OBTAIN THE APPROVAL OF OUR MEMBERS. If you are unsure whether you voted, Vote the enclosed replacement Proxy Card. Your vote will not be counted twice. IF YOU RECEIVE MORE THAN ONE OF THESE REMINDER MAILINGS, PLEASE VOTE EACH PROXY CARD RECEIVED. THEY ARE NOT DUPLICATES! Please note: Implementing the plan of conversion will not affect your deposit accounts or loans at Gouverneur Savings and Loan Association. Deposit accounts will continue to be in-sured by the FDIC, up to the maximum legal limits, without interruption. Voting does not obli-gate you to purchase common stock in the stock offering. THANK YOU VERY MUCH! QUESTIONS? Please call our Information Center, toll-free, at 1-(877) 643-8198, between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday, except on bank holidays.

SUBSCRIPTION AND COMMUNITY OFFERING STOCK ORDER ACKNOWLEDGEMENT LETTER [Gouverneur Bancorp, Inc. Letterhead] [Imprinted with Name & Address of Subscriber] Date STOCK ORDER ACKNOWLEDGEMENT This letter is to acknowledge receipt of your order form to purchase common stock offered by Gouverneur Bancorp, Inc. Please check the following information carefully to ensure that we have entered your order correctly. Each order is assigned an order priority described below. Acceptance of your order does not guarantee that you will receive the shares you have ordered. If there are not sufficient shares available to satisfy all subscriptions, the shares of common stock you will receive will be subject to the allocation provisions of the plan of conversion and reorganization, as well as other conditions and limitations described in the Gouverneur Bancorp, Inc. Prospectus dated August __, 2023. Refer to pages ___ – ___ of the Gouverneur Bancorp, Inc. Prospectus for further information regarding subscription priorities. Shares will be allocated first to categories in the subscription offering in the order of priority set forth below. Following completion of the offering, allocation information will be released as soon as practicable on the following website: https://allocations.kbw.com/ Stock Registration (please review carefully) Name1 Name2 Street1 Street2 City, State Zip Ownership: Social Security / Tax ID #: Other Order Information: Batch #: _____ Order #: _____ Number of Shares Requested: _________ Offering Category: _____ (subject to verification; see descriptions below) Offering Category Descriptions: SUBSCRIPTION OFFERING • Depositors of Gouverneur Savings and Loan Association (or a depositor of the former Citizens Bank of Cape Vincent) with aggregate balances of at least $50 at the close of business on September 30, 2021; • Gouverneur Savings and Loan Association’s tax-qualified employee benefit plans; • Depositors of Gouverneur Savings and Loan Association with aggregate balances of at least $50 at the close of business on June 30, 2023; and • Depositors of Gouverneur Savings and Loan Association at the close of business on July 31, 2023, and to borrowers of Gouverneur Savings and Loan Association as of March 23, 1999, whose borrowings remained outstanding at the close of business on July 31, 2023. COMMUNITY OFFERING • Residents in the Jefferson, Lewis or St. Lawrence Counties in New York; • Gouverneur Bancorp’s public stockholders at the close of business on July 31, 2023; and • General Public. Thank you for your order, GOUVERNEUR BANCORP, INC. STOCK INFORMATION CENTER 1-(877) 643-8198.

FINAL REMINDER PROXYGRAM (if needed) [Gouverneur Savings and Loan Association Letterhead] (Depending on vote status and number of days until the special meeting of members, this can be mailed. It can be personalized, as shown - or it can be a short, non-personalized version printed on a postcard. Both alternatives allow quick mailing and quick receipt of the vote, because proxy cards and return envelopes are not enclosed.) Dear Cambray Mutual Holding Company Member, WE REQUEST YOUR VOTE. Not voting the Proxy Card(s) we mailed to you has the same effect as voting “Against” the plan of conversion and reorganization (the “plan of conversion”). YOUR BOARD OF DIRECTORS URGES YOU TO VOTE “FOR” THE PLAN OF CONVERSION. IF YOU HAVE NOT VOTED OR ARE UNSURE WHETHER YOU VOTED: Please take a few minutes to call the number shown below. A representative of The Laurel Hill Advisory Group, our Independent Voting Agent, will record your confidential vote by phone. This is the quickest way to cast your vote. You do NOT need your Proxy Card in order to vote. If you are unsure whether you voted, don’t worry. Your vote will not be counted twice. VOTING HOTLINE: ________________________ 1- ( ) ____ - ____ (toll-free) DAYS/HOURS: Monday - Friday ____ a.m. to ____ p.m., Eastern time I appreciate your participation. Sincerely, Charles C. Van Vleet, Jr. President and Chief Executive Officer

BRANCH LOBBY POSTER - VOTE (This notice should be printed by Gouverneur Savings and Loan Association and should be placed in each branch lobby after the Stock Information Center opens. Position it in one or more ways: on an easel, on the front doors, on counters, at customer service/branch manager’s desk or electronically on the TVs in the branch). HAVE YOU VOTED YET? We would like to remind eligible members to vote on our plan of conversion and reorganization (the “plan of conversion”). ✓ The conversion will not result in changes to our staff or your account relationships with Gouverneur Savings and Loan Association. ✓ Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits, without interruption. ✓ Voting does not obligate you to purchase shares of common stock in the stock offering. Your board of directors urges you to join them in voting “FOR” the plan of conversion. If you have questions about voting, call our Information Center, toll-free, at 1-(877) 643-8198, between 10:00 a.m. and 4:00 p.m., Monday through Friday. Our Information Center is closed on bank holidays. [Gouverneur Savings and Loan Association Logo] This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. The shares of common stock are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

FINAL BRANCH LOBBY POSTER (if needed) [To encourage “late” voting. Tear-off phone number slips can accompany this poster. Generally, this poster is used after a Final Reminder Proxygram is mailed.] PLEASE VOTE NOW!!! YOU DO NOT NEED YOUR PROXY CARD IN ORDER TO VOTE. TO PLACE YOUR CONFIDENTIAL VOTE BY PHONE: Take a minute to call The Laurel Hill Advisory Group, our Independent Voting Agent, at 1-(___) - ___-____ (toll-free), Monday through Friday, ____ a.m. to ____ p.m. If you are unsure whether you voted, please call. Your vote will not be counted twice! YOUR BOARD OF DIRECTORS URGES YOU TO VOTE “FOR” THE PLAN OF CONVERSION AND REORGANIZATION (THE “PLAN OF CONVERSION”). NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF CONVERSION. THANK YOU! [Gouverneur Savings and Loan Association Logo] This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. The shares of common stock are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

BANK STATEMENT ENCLOSURE - VOTE REMINDER SLIP - (Optional) You may have received a large white envelope containing a Proxy Card to be used to vote on our organization’s plan of conversion and reorganization. If you have more than one eligible account, you may receive multiple packages. Please open each package and vote all the Proxy Cards received. If you have questions about voting, call our Information Center, toll-free, at 1-(877) 643-8198, Monday through Friday, between 10:00 a.m. and 4:00 p.m., Eastern time. [Gouverneur Savings and Loan Association Logo]

BANK WEBSITE VOTE REMINDER NOTICE – (Optional) HAVE YOU VOTED YET? YOUR VOTE IS IMPORTANT! Eligible customers as of July 31, 2023 were mailed Proxy Card(s) and other materials requesting them to cast votes regarding our plan of conversion and reorganization (the “plan of conversion”). If you received Proxy Cards but have not voted, please vote by mail, or by following the telephone or Internet voting instructions on the Proxy Card. We hope that you will vote “FOR” the plan of conversion as recommended by our board of directors. If you have questions about voting, please call our Information Center, toll-free, at 1-(877) 643-8198, Monday through Friday, between 10:00 a.m. and 4:00 p.m., Eastern time. Our Information Center is closed on bank holidays.

BANK WEBSITE VOTING LINK – (Optional) HAVE YOU VOTED YET? Eligible customers as of July 31, 2023 were mailed Proxy Card(s) and other materials requesting them to cast votes regarding our plan of conversion and reorganization. If you have not yet voted, a quick way to do so is to click on the link below. This will lead you to a confidential voting site. CUSTOMERS VOTE HERE NOW myproxyvotecounts.com Thank you for taking a few minutes to cast your vote online. Have your Proxy Card(s) in hand so that you can enter online the 12 digit control number printed on your Proxy Card(s). STOCKHOLDERS VOTE HERE NOW ____________.com

EMAIL VOTE REMINDER – (Optional) (Email reminder is sent after the initial mailing, but before most people will have discarded materials) HAVE YOU VOTED YOUR PROXY CARDS? YOUR VOTE IS IMPORTANT TO US! As a Cambray Mutual Holding Company member as of July 31, 2023, you recently were sent a large white envelope containing proxy materials requesting your vote on our plan of conversion and reorganization (the “plan of conversion”). If you have not yet voted, please promptly vote each Proxy Card you received. None are duplicates! Below the Proxy Card are instructions to vote by telephone, Internet or by mail. Without sufficient favorable votes, we cannot implement the plan of conversion. NOT VOTING HAS THE SAME EFFECT AS VOTING "AGAINST" THE PLAN OF CONVERSION. _________________ Do you have questions? Please call our Information Center, toll-free, at 1-(877) 643-8198, Monday through Friday, between 10:00 a.m. and 4:00 p.m., Eastern time. We appreciate your participation. {Gouverneur Savings and Loan Association Logo}

RECORDED MESSAGE TO HIGH VOTE CUSTOMERS (This automatic dial message, meant to encourage eligible members to open offering/proxy packages, will be used one time - immediately after the initial packages are mailed) “Hello - This is Charles Van Vleet, President & Chief Executive Officer of Gouverneur Savings and Loan Association calling with a quick message. Within the next few days, you should expect to receive from us one or more packages about our conversion and stock offering and related materials which requests your vote on items of importance to our bank and our valued customers. Please help us by opening each package you receive and voting PROMPTLY. The materials will include a phone number to call if you have questions. Thank you for voting. We appreciate your business and look forward to continuing to serve you as a customer of Gouverneur Savings and Loan Association.”

TOMBSTONE NEWSPAPER ADVERTISEMENT- (Optional) [Newspaper ads may be appropriate for some, not all, market areas] GOUVERNEUR BANCORP, INC. [LOGO] Proposed Stock Holding Company for Gouverneur Savings and Loan Association UP TO 977,500 SHARES COMMON STOCK $10.00 Per Share Purchase Price Gouverneur Bancorp, Inc. is conducting an offering of its common stock. Shares may be purchased directly from Gouverneur Bancorp, Inc., without sales commission, during the offering period. This offering expires at 2:00 p.m., Eastern time, on September 20, 2023. To receive a copy of the Prospectus and Stock Order Form, call our Stock Information Center, toll-free, at 1-(877) 643-8198, between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday. Our Stock Information Center is closed on bank holidays. This advertisement is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.